Exhibit 10.2

EXECUTION COPY

VOTING AGREEMENT

                THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2014 by and between Aegis Lifestyle, Inc, a Delaware corporation (“Parent”), and Rutabaga Capital Management LLC, a Delaware limited liability company (“Investment Adviser”).

RECITALS

                A.            Parent, Morgan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and ‘mktg, inc.’, a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

                B.            As an investment adviser with proxy voting privileges, the Investment Adviser is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock as set forth on Schedule A to this Agreement.

                C.            As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Investment Adviser, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Investment Adviser (solely in the Investment Adviser’s capacity as investment adviser with proxy voting privileges) has agreed to, enter into this Agreement and vote the Shares (as hereinafter defined), and take all other actions described herein, on the terms and conditions set forth herein.

                NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                1.             Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

                                (a)             “Effective Date” shall mean the date on which the Merger Agreement, in the form provided to the Investment Adviser, has been executed by all the parties thereto.

                                (b)             “Expiration Date” shall mean the earliest to occur of such date and time as (i) the Merger Agreement shall have been terminated in accordance with its terms, (ii) the Merger shall become effective, and (iii) any amendment or change to the Merger Agreement is effected without the Investment Adviser’s consent that: (A) decreases the Merger Consideration, (B) imposes indemnification obligations or other liabilities upon the Investment Adviser, or (C) causes the Merger Consideration to be distributed in a manner which differs from the manner set forth in the Merger Agreement.

                                (c)            “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

                                (d)            “Rights” shall mean all options, warrants, convertible notes or other instruments, whether owned now or hereafter acquired by a Investment Adviser prior to the Expiration Date, which permit the holder to acquire Shares.

                                (e)             “Shares” shall mean (i) all shares of capital stock of the Company (including Company Common Stock), owned beneficially by the Investment Adviser as an investment adviser with proxy voting privileges as of the date hereof, and (ii) all additional shares of capital stock of the Company of which the Investment Adviser acquires such beneficial ownership during the period from the date of this Agreement through the Expiration Date, whether through the exercise of Rights or otherwise (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

                                (f)             “Trading Day” shall mean a day when the New York Stock Exchange is open for trading.

                                (g)             “Transfer”. A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers (including by merger consolidation or otherwise by operation of law) or otherwise disposes of such Share or any interest in such Share, voluntarily or involuntarily, or (ii) enters into an agreement or commitment (whether written or oral) providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of (including by merger consolidation or otherwise by operation of law) or other disposition of such Share or any interest therein.

                2.             Transfer of Shares.

                                (a)             Transfer Restrictions. From the Effective Date through the Expiration Date (the “Term”), the Investment Adviser shall not cause or permit any Transfer of any Shares or Rights to be effected except pursuant to the Merger Agreement; provided, however, that the Investment Adviser may Transfer Shares and cause Shares to be Transferred in the following circumstances: (i) with respect to Shares beneficially owned by a client of the Investment Adviser, upon direction to the Investment Adviser from such client (including without limitation upon a reduction of assets under management or termination of the investment advisory relationship); and (ii) where the failure to do so would reasonably be expected to result in a breach by the Investment Adviser of its fiduciary duty to its clients (each, a “Permitted Transfer”). Any Shares Transferred pursuant to a Permitted Transfer shall no longer be considered “Shares” for purposes of this Agreement.

                                (b)            Transfer of Voting Rights. During the Term, the Investment Adviser shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Investment Adviser under this Agreement with respect to any of the Shares.

                3.             Agreement to Vote Shares.

                                (a)             During the Term, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Investment Adviser (solely in the Investment Adviser’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

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                                                 (i)            in favor of the adoption of the Merger Agreement and approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement;

                                                 (ii)           against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

                                                 (iii)          against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

                                (b)             During the Term, the Investment Adviser shall appear at the Company Stockholders Meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

                                (c)             During the Term, the Investment Adviser shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

                4.             Agreement Not to Exercise Appraisal Rights. During the Term, the Investment Adviser shall not exercise any rights under Section 262 of the DGCL to demand appraisal of any Shares that may arise with respect to the Merger.

                5.             Investment Advisory Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Investment Adviser to attempt to) limit or restrict the Investment Adviser in its capacity as investment adviser in exercising its fiduciary duties to its clients.

                6.             Irrevocable Proxy. Concurrently with the execution of this Agreement, the Investment Adviser shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares during the Term.

                7.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares or Rights. All rights, ownership and economic benefits of and relating to the Shares and Rights shall remain vested in and belong to the applicable clients of the Investment Adviser, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Investment Adviser or any client of the Investment Adviser in the voting of any of the Shares or Rights, except as otherwise provided herein.

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                8.             Representations and Warranties of the Investment Adviser. The Investment Adviser makes the following representations as of the date of this Agreement:

                                (a)            Power; Binding Agreement. The Investment Adviser has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Investment Adviser’s obligations hereunder and to consummate the transactions contemplated hereby subject to the ongoing rights of each Investment Adviser’s clients to exercise or delegate proxy voting authority and withdraw assets (including Shares) from the Investment Adviser. The execution, delivery and performance by the Investment Adviser of this Agreement, the performance by the Investment Adviser of its obligations hereunder and the consummation by the Investment Adviser of the transactions contemplated hereby have been duly and validly authorized by the Investment Adviser and no other actions or proceedings on the part of the Investment Adviser are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Investment Adviser of its obligations hereunder or the consummation by the Investment Adviser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investment Adviser, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

                                (b)            No Conflicts. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Investment Adviser of this Agreement, the performance by the Investment Adviser of its obligations hereunder and the consummation by the Investment Adviser of the transactions contemplated hereby. None of the execution and delivery by the Investment Adviser of this Agreement, the performance by the Investment Adviser of its obligations hereunder or the consummation by the Investment Adviser of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to the Investment Adviser, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Investment Adviser is a party or by which the Investment Adviser or any of the Investment Adviser’s properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Investment Adviser or any of the Investment Adviser’s properties or assets.

                                (c)            Ownership of Shares or Rights. The Investment Adviser (i) is the beneficial owner of the Shares and Rights indicated on Schedule A hereto, all of which are, to the Investment Adviser’s knowledge, free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, rights of first refusal, rights of first option, similar understandings or similar agreements (whether written or oral) or any other rights or encumbrances whatsoever, to the extent imposed upon the Investment Adviser or to which the Investment Adviser is a party, (“Encumbrances”) (except any Encumbrances disclosed on Schedule A attached hereto or arising under securities laws or arising hereunder), and (ii) does not own, beneficially or otherwise, any securities of the Company other than the Shares and Rights indicated on Schedule A of this Agreement.

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                                (d)            Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Investment Adviser, threatened against or affecting, the Investment Adviser or any of its or his properties or assets that could reasonably be expected to impair the ability of the Investment Adviser to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                                (e)            No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement as a result of arrangements made by or on behalf of the Investment Adviser in such Investment Adviser’s capacity as such.

                                (f)            Reliance by Parent. The Investment Adviser understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Investment Adviser’s execution and delivery of this Agreement.

                9.             Notification. The Investment Adviser agrees to promptly notify Parent of any development occurring during the Term that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Investment Adviser set forth herein, and any Permitted Transfer arising after the date hereof.

                10.            Disclosure. The Parent may accurately publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Investment Adviser’s identity and number of Shares and Rights and the nature of the Investment Adviser’s commitments, arrangements and understandings under this Agreement; provided, that Parent shall, and shall use its reasonable best efforts to cause the Company to, provide such Investment Adviser and its counsel with a reasonable opportunity to review and comment on such disclosure and Parent shall, and shall use its reasonable best efforts to cause the Company to, consider in good faith any comments reasonably proposed by such Investment Adviser and/or its counsel.

                11.            Further Assurances. Subject to the terms and conditions of this Agreement, the Investment Adviser shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Investment Adviser’s obligations under this Agreement. Subject to the other provisions of this Agreement (including Section 5), the Investment Adviser shall take no action to impede or prevent the performance of Investment Adviser’s obligations hereunder, or the transactions contemplated by the Merger Agreement.

                12.            Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

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                13.            Miscellaneous.

                                 (a)            Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

                                 (b)            Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                                 (c)            Specific Performance. The parties hereto agree that irreparable damage would occur to Parent in the event that the provisions contained in this Agreement were not performed by the Investment Adviser in accordance with its specific terms or were otherwise breached by the Investment Adviser. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by the Investment Adviser and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                 (d)            Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by facsimile (receipt confirmed), if to Investment Adviser, to the address set forth on the signature page hereof, and if to Parent, to:

                                 Parent:

                                                  Scott Hughes
                                                  General Counsel
                                                  Aegis Lifestyle, Inc.
                                                  150 East 42nd Street
                                                  New York, NY 10017
                                                  E-Mail Address: Scott.Hughes@dentsuaegis.com

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with a copy to:

                                                  Moses & Singer LLP
                                                  Attention: Dean Swagert, Esq.
                                                  The Chrysler Building
                                                  405 Lexington Avenue
                                                  New York, New York 10174-1299
                                                  Fax No.: 212-554-7700
                                                  E-mail Address: dswagert@mosessinger.com

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

                                (e)             No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

                                (f)             Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith nor be relied upon other than the parties hereto and their permitted successors or assigns.

                                (g)             Governing Law; Consent to Jurisdiction; Venue. This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including, without limitation, the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof). In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware.

                                (h)             Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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                                (i)             Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                                (j)             Entire Agreement. This Agreement and the documents and instruments and other agreements between the parties hereto as contemplated by or referred to herein, and other Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                                (k)            Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Laws, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the parties hereto under this Agreement and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

                                (l)              Interpretation.

                                                  (i)            Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                                                  (ii)            The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                                (m)            Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses; provided, however, that the Company will pay the expenses of the Investment Adviser, including the expenses incurred by the Investment Adviser in connection with the review of this Agreement by its counsel.

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                                (n)            Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                                (o)            Facsimile. The delivery of signature pages to this Agreement (in counterparts or otherwise) by facsimile transmission or other electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT	INVESTMENT ADVISER:

Aegis Lifestyle, Inc.	Rutabaga Capital Management LLC

By: _______________________________________________	By: _________________________________________________

Name: _____________________________________________	Name: _______________________________________________

Title: ______________________________________________	Title: _______________________________________________

Address:
____________________________________________________
____________________________________________________
____________________________________________________

Solely with respect to Paragraph 13(m)

‘mktg, inc.’

By: _______________________________________________

Name: _____________________________________________

Title: ______________________________________________

Schedule A
Shares or Rights Owned Beneficially

_______shares of Common Stock

**** VOTING AGREEMENT ****

EXHIBIT A

IRREVOCABLE PROXY

The undersigned (the “Investment Adviser”) hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Aegis Lifestyle, Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so and subject to the terms of the Voting Agreement (defined below)) with respect to all of the shares of capital stock of ‘mktg, inc.’, a Delaware corporation (the “Company”), that now are or hereafter may be beneficially owned by the Investment Adviser as an investment adviser with proxy voting privileges, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy during the Term (as defined below). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and, subject to the terms of the Voting Agreement, the undersigned agrees not to grant any subsequent proxies with respect to the Shares inconsistent with this Irrevocable Proxy during the Term.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Investment Adviser (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Morgan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the case of any inconsistency between the Voting Agreement and this Irrevocable Proxy, the terms of the Voting Agreement shall control and be binding.

As used herein, the terms “Expiration Date” and “Term” have the meanings set forth in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time during the Term, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, in each case, if and only if the Investment Adviser (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner inconsistent with the terms of Section 3(a) of the Voting Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Investment Adviser may vote the Shares on all other matters.

Any obligation of the undersigned Investment Adviser hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: __________, 2014	Investment Adviser:

Rutabaga Capital Management LLC

By: ______________________________________________________

Name: ____________________________________________________

Title: _____________________________________________________

***** IRREVOCABLE PROXY ****